Filed pursuant to Rule 424(b)(5)

Registration No. 333-250145

Prospectus Supplement
(To Prospectus dated November 30, 2020)

SOS LIMITED

2,600,000 American Depositary Shares

Representing 26,000,000 Class A Ordinary Shares and

Warrants to Purchase up to 2,600,000 American Depositary Shares

Representing Warrants to Purchase up to 26,000,000 Class A Ordinary Shares

We are offering 2,600,000 of our American depositary shares, or ADSs, each representing ten Class A ordinary shares, par value $0.0001 per share, and warrants to purchase up to 2,600,000 ADSs directly to certain institutional investors pursuant to that certain Securities Purchase Agreement, dated December 22, 2020, at a price per ADS and corresponding warrant of $1.55. The warrants are exercisable immediately as of the date of issuance at an exercise price of $1.55 per ADS and expire five years from the date of issuance. There will be no trading market for the warrants. This prospectus supplement also relates to the offering of ADSs issuable upon exercise of the Warrants.

The aggregate market value of our outstanding ordinary held by non-affiliates, or public float, was approximately $70.8 million, which was calculated based on 261,415,030 Class A Ordinary Shares and 21,964,370 Class B Ordinary Shares outstanding held by non-affiliates and a price per ADS of $2.50, which was the last reported price on the New York Stock Exchange of our ADS on October 27, 2020We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and accordingly we may sell up to approximately $23.6 million of our securities hereunder.

Our ADSs are currently traded on the New York Stock Exchange, or NYSE, under the symbol “SOS.” On December 23, 2020, the closing sale price of our ADSs was $1.26 per ADS.

We have retained Maxim Group LLC to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 6 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS and Warrant	Total
Offering Price	$1.55	4,030,000
Placement Agent’s Fees (1)	$0.1085	282,100
Proceeds, before expenses, to us	$1.4415	3,747,900

(1)	We will pay the placement agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the placement agent. We have also agreed to reimburse the Placement Agent $5,000 for non-accountable expenses and up to $40,000 for the reasonable and accounted fees and expenses of legal counsel. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-22 of this prospectus supplement.

We expect that delivery of the ADSs and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about December 24, 2020.

Maxim Group LLC

The date of this prospectus supplement is December 22, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, ordinary shares only in jurisdictions where offers and sales are permitted. Neither we nor the Placement Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

On November 17, 2020, we filed with the SEC a registration statement on Form F-3 (File No. 333-250145) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on November 30, 2020. Under this shelf registration process, we may, from time to time, sell up to $60 million in the aggregate of Class A Ordinary Shares, represented by ADSs, preferred shares, warrants, units, rights and debt securities. We may sell up to approximately $23.6 million worth of our ADSs in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 6-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “SOS,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to SOS Limited, a Cayman Islands company and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our History

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing ten Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with YBT, the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information.

On August 3, 2020, we entered into a certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

Business Overview

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

Furthermore, we have also established a data warehouse with 120 million active customer records as of the date of this report. Our data collection covers a wide variety of sources and are mainly from offline third party purchases, online subscription, AI recognition and cold calls, which account for approximately 75%, 18% and 7% of our data inventory, respectively.

Our Products and Services

We currently focused on four product offerings, including insurance marketing, 10086 hot-line, bank card call center and SaaS services. Currently insurance marketing represents 96.2% of our total revenue, with 10086 hot-line, bankcard call center and SaaS individually accounting for 3.3%, 0.3% and 0.2% of our total revenue, respectively.

Insurance marketing

We purchase data from our suppliers, including Shandong Subao IT Ltd., Jiangxi Chacha IT Ltd. and Liaoning Tianzheng Ltd. With a stable supply of data, we use data mining and analytics technologies to find patterns and valuable data within the large amounts of data we collect. We then provide specific data point recommendations to our clients.

Our strong data mining capabilities lay a solid foundation for the solutions to our clients, which we believe differentiate us from many other competitors in the same market. We have an experienced team of data experts in this field and we have a well-established data infrastructure system, ranging from mining, to processing and distribution. SOS warehouses its data through a subscription to Tencent’s iCloud service.

Our main competitors include Jiutian Speed Rescue Technology Co., Ltd., which provides rescue services through operators and sells membership cards, and Beijing Yuanbao Technology Co., Ltd. and Beijing Yuanshanbao Technology Co., Ltd., which provide insurance marketing services.

We currently only possess an insurance agent license for operations within Inner Mongolia, China. As such, as of the date of this prospectus, our revenues are mainly generated through various insurance agents. We primarily work with two agents, Beijing Sense Time Information Technology Co., Ltd. (“BSIT”), which generates the majority of our insurance marketing revenues, as well as Beijing Ruijing Hengbao Insurance Agency Ltd.

Insurance companies such as People’s Insurance Company (Group) of China, Ltd. (“PICC”), or Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) will request shortlists from these insurance agents. The insurance agents will then subcontract the task to various vendors such as SOS Information, and SOS Information will collect raw data from third parties or from its own data warehouse and utilize its data mining and analytics technologies to process the data, creating a shortlist and selling it to the agents. The agents will then provide the list to insurance companies. We charge information service fee from these insurance agents based on the amount of insurance policy orders placed by insurance companies through these agents. Our service model is represented by the following diagram:

10086 Hot-line

SOS Information is contracted with China Mobile Limited as its outsourced service center and operates the 10086 hot-line for the Hebei Province, charging China Mobile by customer call-in time.

Bank Card Call Center

SOS Information operates a promotional center for Guangdong Bank of Development and charges by the number of successfully registered accounts.

SaaS service

The three major SaaS offerings by SOS Information are as follows:

●	basic cloud system (Medical Rescue Card, Auto Rescue Card, Financial Rescue Card and Life Rescue Card)

●	cooperative cloud system (information rescue center, intelligent big data, intelligent software and hardware)

●	information cloud system (Information Today and E-commerce Today)

SOS Information provides warehouse access to insurance companies, financial institution and medical institutions etc., and generates revenues through a monthly subscription fee.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located at Room 8888, Jiudingfeng Building, 888 Changbaishan Road, Qingdao Area, China (Shandong) Pilot Free Trade Zone, People’s Republic of China. Our telephone number is +86 0311-80910921. We maintain a website at http://www.sosyun.com/ that contains information about our Company, and we make available free of charge through our website our annual report on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

The Offering

Issuer:	SOS Limited

ADSs offered by us pursuant to this prospectus supplement:	2,600,000 ADSs representing 26,000,000 Class A Ordinary Shares
Warrants offered by us pursuant to this prospectus supplement:

Purchasers of ADSs in this offering will receive warrants to purchase up to 100% of the number of our ADSs purchased by such investors in this offering, or 2,600,000 warrants. We will receive gross proceeds from the warrants solely to the extent such warrants are exercised for cash. The warrants will be exercisable immediately following the date of issuance for a period of five years at an exercise price of $1.55 per ADS. See “Description of Securities We are Offering” beginning on page S-22 of this prospectus supplement.

This prospectus supplement also relates to the offering of ADSs issuable upon exercise of the Warrants.

Offering Price:	$1.55 per ADS

Total Class A and Class B Ordinary Shares outstanding before this offering:	326,085,637

Total Class A and Class B Ordinary Shares outstanding immediately after this offering (1):	352,085,637
ADSs outstanding before this offering:	32,608,563

ADSs outstanding immediately after this offering (1):	35,208,563

The ADSs:	Each ADS represents ten Class A Ordinary Shares. See “Description of the American Depositary Shares” in the accompanying prospectus.

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $3.5 million after deducting the placement agent fee and estimated offering expenses payable to us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Transfer agent and registrar for our Class A Ordinary Shares:	SMP Partners (Cayman) Limited.

Depositary:	Citibank, N.A.

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 6 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

NYSE Symbol:	“SOS.”

(1)	The number of our ADSs to be outstanding immediately after this offering is based on 301,616,985 Class A Ordinary Shares and 24,468,652 Class B Ordinary Shares issued and outstanding as of December 23, 2020 and the 2,600,000 ADSs to be issued in this offering, and excludes, as of such date,

●	2,600,000 ADSs issuable to investors upon exercise of the warrants offered in this offering.

●	67,445,674 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on July 2, 2020.

●	53,580,020 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on August 27, 2020.

●	65,337,649 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on November 5, 2020.

RISK FACTORS

Risks Related to this Offering and our ADSs and Warrants

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Ordinary Shares or ADSs and this may have a negative impact on the market price of our ordinary shares

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ADSs to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per ADS in this offering.

We have not paid and do not intend to pay dividends on our Class A Ordinary Shares in the foreseeable future. Any return on investment may be limited to the value of our securities.

We have not paid dividends on our ADSs or Class A Ordinary Shares since inception, and do not anticipate paying any dividends on our ADSs or Class A Ordinary Shares in the foreseeable future. Our board of directors has discretion to declare and pay dividends on our ADSs or Class A Ordinary Shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ADSs after price appreciation, which may never occur, in order to realize a return on your investment. You should not rely on an investment in us if you require dividend income from your investments.

There is no public market for the Warrants offered in this offering.

There is no established public trading market for the Warrants being offered in this offering. We do not intend to apply to list the Warrants on the New York Stock Exchange or any other trading market. Accordingly, the liquidity of the Warrants will be limited.

The Warrants are speculative in nature.

The Warrants do not confer any rights of ADS or Class A Ordinary Share ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ADSs at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire ADSs at an exercise price of $1.55 per ADS, subject to certain adjustments, prior to the 5th year anniversary of the date of issuance. Moreover, following this offering, the market value of the Warrants, if any, is uncertain. There can be no assurance that the market price of the ADSs will equal or exceed the exercise price of the Warrants at any given time, and consequently, whether it will be profitable for holders of the Warrants to exercise the Warrants.

Risks Related to Our Newly Acquired Data Mining and Analysis Business

Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

Expanding and developing data warehouses and data mining capabilities are capital intensive. We are required to fund the costs of expanding and developing our data warehouses and data mining capacity with cash deriving from operations. There can be no assurance that our future revenues would be sufficient to offset increases in these costs, or that our business operations will generate capital sufficient to meet our anticipated capital requirements. If increase in our future revenues would not be sufficient to offset the increased costs, or we cannot generate sufficient capital to meet our anticipated capital requirements, our financial condition, business expansion and future prospects could be materially and adversely affected.

To fund our future growth, we may need to raise additional funds through equity or debt financing in the future in order to meet our operating and capital needs, which may not be available on favorable terms, or at all. If we raise additional funds through issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their ownership percentage of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ordinary shares. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our inability to obtain additional debt and/or equity financing or to generate sufficient cash from operations may require us to prioritize projects or curtail capital expenditures and could adversely affect our results of operations.

The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability.

We compete with other wide range of data mining providers in the markets we participate. Some of our current and future competitors may have advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential clients, significantly greater financial, marketing and other resources and more ready access to capital, all of which allow them to offer competitive prices and respond more quickly to new or changing opportunities. Many of these competitors own capabilities similar to ours in the same markets in which our business targets, or in markets where the cost to operate a data warehouse and data mining capacity is less than the costs to our operation. Many of our competitors and new entrants to the data mining market are developing additional data warehouses space and data mining capacity in the markets that we serve.

We face pricing pressure for our services. Prices for our services are affected by a variety of factors, including supply and demand conditions and pricing pressures from our competitors. A buildup of new data warehouse and data mining capacity or reduced demand for data warehouse services and data mining capacity could result in an oversupply of data warehouse space and data mining capacity in the markets where we operate. Excess data warehouse or data mining capacity could cause downward pricing pressure and limit the number of economically attractive markets that are available to us for expansion, which could negatively impact our business and results of operations. In addition, our competitors may offer services that are more competitively priced compared to ours. We may be required to lower our prices to remain competitive, which may decrease our margins and adversely affect our business prospects, financial condition and results of operations.

We will also face increased competition as we expand our operations, and our competitors in new markets we expand into may have more experience than us in operating in those markets. If we fail to compete effectively, our business, financial performance and prospects will be materially and adversely affected.

Our revenues are highly dependent on a limited number of major clients, and the loss of any such client or any other significant client, or the inability of any such client or any other significant client to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition.

We have in the past derived, and believe that we will continue to derive, a significant portion of our revenues from a limited number of clients. 96.2% of our revenues generated in six months ended June 30, 2020, are from insurance marketing business, which we highly rely on two key clients or agents to dispatch insurance data mining business to us from. Revenues from Beijing Sense Time Information Technology Co., Ltd. (“BSIT”) accounted for 90% and 96% of our total revenues in 2019 and for the six months ended June 30, 2020. Revenues from Beijing Ruijing Hengbao Insurance Agency Ltd. accounted for 4% and 2% of our total revenues in 2019 and for the six months ended June 30, 2020. No other client accounted for 10% or more of our total revenues in 2019 and for the six months ended June 30, 2020. As a data mining solution provider, we expect our revenues will continue to be highly dependent on a limited number of clients who account for a large percentage of our contractually committed capacity. If one or more of our significant clients fail to make payments to us or does not honor their contractual commitments, our revenues and results of operations would be materially and adversely affected. In addition, some contracts we entered into with our significant clients provide that they have early termination options if we breach the terms of contracts, subject to payment of liquidated damages. If any of our significant clients exercises any applicable early termination options or we are unable to renew our existing contracts with them on similar terms or at all, and we are unable to find new clients to utilize the space to be vacated in a timely manner or at the same fee levels, our results of operations will be adversely affected. For example, certain of our agreements with BSIT will expire in September, 2021, and we may not be able to renew them at favorable terms to us, or at all. As of the date of this prospectus, none of our clients have exercised their early termination options which we believe would have a material adverse effect on our business, results of operations and financial condition. However, we cannot provide any assurance that they will not do so in the future.

There are a number of factors that could cause us to lose major clients. Because many of our contracts involve services that are mission-critical to our clients, any failure by us to meet a client’s expectations could result in cancellation or non-renewal of the contract. Our contracts usually allow our clients or agents to terminate their contracts with us before the end of the contract period under certain specified circumstances, including our failure to deliver services as required under such agreements. In addition, our clients may decide to reduce spending on our services in response to a challenging economic environment or other factors, both internal and external, relating to their business such as corporate restructuring or changing their outsourcing strategy by moving more facilities in-house or outsourcing to other service providers. Some of our clients may choose to develop or expand their own data warehouse facilities and data mining capacities in the future, which may result in a decline in our existing or potential clients.

In addition, our reliance on any individual significant client may give that client a degree of pricing leverage against us when negotiating contracts and terms of services with us. The loss of any of our major clients, or a significant decrease in the extent of the services that they outsource to us or the level of prices we offer, could materially and adversely affect our financial condition and results of operations.

Any of our clients could experience a downturn in their business, which in turn could result in their inability or failure to make timely payments to us pursuant to their contracts with us. In the event of any client default, our liquidity could be adversely impacted and we may experience delays in enforcing our rights and may incur substantial costs in protecting our investment. These risks would be particularly significant if one of our major clients were to experience adverse effects to its business and defaults under their contracts with us. The inability of any significant client to meet its payment obligations could impact us negatively and significantly.

If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected.

We have been expanding our client base to cover more insurance companies and different types of insurance category. We are highly relying on our agents to dispatch data mining business of insurance company to us. Our ability to attract new clients, as well as our ability to grow revenues from our existing clients, depends on a number of factors, including our data warehouse capacity, our ability to offer high-quality services at competitive prices, the strength of our competitors and the capabilities of our client acquisition team to attract new clients. If we fail to attract new clients, we may not be able to grow our revenue as quickly as we anticipate or at all.

In addition, as our client base grows and diversifies into other types of insurance category, we may be unable to provide services that cater to their changing needs, which could result in client dissatisfaction, decreased overall demand for our services and loss of expected revenues. Moreover, our inability to meet client expectations may damage our reputation and could consequently limit our ability to retain existing clients and attract new clients, which would adversely affect our ability to generate revenues and negatively impact our results of operations.

Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business.

Our clients are primarily technology companies in the Internet, cloud, software and other technology-based industries. The end-users of our data mining products are primarily large insurance companies in China. Our clients, some of whom have experienced rapid changes in their business, substantial price competition and pressures on their profitability, may request price reductions or decrease their demand for our data mining analysis, which could harm our financial performance. Furthermore, a decline in the technology industry or the demand for cloud-based services, or the desire of any of these companies, including our client and the end-user insurance companies, to outsource their data warehouse and data mining needs, could lead to a decrease in the demand for space in our data warehouses and data mining analysis business, which would have an adverse effect on our business and financial condition. We also are susceptible to adverse developments in the industries in which our clients operate, such as decreases in demand for their products or services, business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data warehouses and data mining due to, among other things, oversupply of or reduced demand for space or a slowdown in the technology industry. Also, a lack of demand for data warehouse space and data mining by enterprise clients could have a material adverse effect on our business, results of operations and financial condition. If any of these events happen, we may lose clients or have difficulties in selling our services, which would materially and adversely affect our business and results of operations.

We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition.

We purchase a significant portion of our raw data from a small number of data suppliers and a significant disruption to any single location could materially and adversely affect our operations. We highly rely on three data suppliers, Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd., and Liaoning Tianzheng Ltd. to provide large amounts of data that we need, in which we conducted data mining and data analysis. The occurrence of a catastrophic event, or a prolonged disruption in any of these data providers, could materially and adversely affect our operations.

If we do not succeed in maintaining business relationship with our data suppliers, our business and results of operation may be adversely affected.

We have been purchasing a significant portion of our raw data from a small number of data suppliers and termination of business relationship with them could materially and adversely affect our business. We are highly relying on our data suppliers to provide us large amounts of data that we need. Our business to conduct data mining analysis, as well as our ability to sell our insurance marketing information to our agents, depends on a number of factors, including a consistent and reliable data supply by our data suppliers. If we fail to maintain our business relationship with our data suppliers, or the costs of gaining data from our data suppliers increase, we may not be able to grow our revenue as quickly as we anticipate or at all.

If we are unable to adapt to new technologies or industry standards in a timely and cost-effective manner, our business, financial performance and prospects could be materially and adversely affected.

The markets for the data warehouses and data mining facilities we own and operate, as well as certain of the insurance industry in which our end-use clients operate, are characterized by rapidly changing technologies, evolving industry standards, and frequent new service introductions. As a result, the infrastructure at our data warehouses and data mining facilities may become obsolete or unmarketable due to demand for new processes and technologies, including new technology that permits higher levels of critical load and heat removal than our data warehouses are currently designed to provide. In addition, the systems that connect our data warehouses and data mining facilities to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When clients demand new processes or technologies, we may not be able to upgrade our data warehouse facilities and data mining capacities on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to clients or insufficient revenues to fund the necessary capital expenditures. The obsolescence of our power and cooling systems and/or our inability to upgrade our data mining capacities, including associated connectivity, could reduce revenues at our data mining and analysis and could have a material adverse effect on us. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features and reliability of our services and modifying our business strategies accordingly, which could cause us to incur substantial costs. We may not be able to adapt to changing technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business. If we are unable to purchase the hardware or obtain a license for the software that our services depend on, our business could be significantly and adversely affected.

Furthermore, potential future regulations that apply to industries we serve may require us, our data suppliers, or our clients to seek specific requirements from their data operations that we are unable to provide. If such regulations were adopted, we could lose clients or be unable to attract new clients in certain industries, which could have a material adverse effect on us.

In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our services. We focus primarily on providing data mining services and solutions through data warehouses. We cannot guarantee that we will be able to identify the emergence of all the new service alternatives successfully, modify our services accordingly, or develop and bring new services to market in a timely and cost-effective manner to address these changes. If and when we do identify the emergence of new service alternatives and introduce new services to market, those new services may need to be made available at lower profit margins than our then-current services. Failure to provide services to compete with new technologies or the obsolescence of our services could lead us to lose current and potential clients or could cause us to incur substantial costs, which would harm our operating results and financial condition. Our introduction of new alternative services that have lower price points than our current offerings may also result in our existing clients switching to the lower cost products, which could reduce our revenues and have a material adverse effect on our results of operation.

Any significant or prolonged failure in the data warehouse facilities and data mining facilities we operate or services we provide, including events beyond our control, would lead to significant costs and disruptions and would reduce the attractiveness of our facilities, harm our business reputation and have a material adverse effect on our results of operation.

The data warehouse facilities and data mining facilities we operate are subject to failure. Any significant or prolonged failure in any data warehouse and data mining facilities we operate or services that we provide, including a breakdown in critical plant, equipment or services, such as the generators, backup batteries, routers, switches, or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions and data losses for our clients as well as equipment damage, which could significantly disrupt the normal business operations of our clients and harm our reputation and reduce our revenues. Any failure or downtime in one of the data warehouse and data mining facilities that we operate could affect many of our clients. The total destruction or severe impairment of any of the data warehouse and data mining facilities we operate could result in significant downtime of our services and catastrophic loss of client data. Since our ability to attract and retain clients depends on our ability to provide highly reliable service, even minor interruptions in our service could harm our reputation and cause us to incur financial penalties. The services we provide are subject to failures resulting from numerous factors, including, but not limited to, human error or accident, natural disasters and security breaches, whether accidental or willful.

We may in the future experience interruptions in service, power outages and other technical failures or be otherwise unable to satisfy the requirements of the agreements we have with clients for reasons outside of our control. As our services are critical to many of our clients’ business operations, any significant or prolonged disruption in our services could result in lost profits or other indirect or consequential damages to our clients and subject us to lawsuits brought by the clients for potentially substantial damages. Furthermore, these interruptions in service, regardless of whether they result in breaches of the agreements we have with clients, may negatively affect our relationships with clients and lead to clients terminating their agreements with us or seeking damages from us or other compensatory actions. We have taken and continue to take steps to improve our infrastructure to prevent service interruptions and satisfy the requirements of the agreements we have with clients, including upgrading our electrical and mechanical infrastructure and sourcing, designing the best facilities possible and implementing rigorous operational procedures to maintenance programs to manage risk. Service interruptions continue to be a significant risk for us and could affect our reputation, damage our relationships with clients and materially and adversely affect our business. Any breaches of the agreements we have with clients will damage our relationships with clients and materially and adversely affect our business.

Security breaches or alleged security breaches of our data warehouses could disrupt our operations and have a material adverse effect on our business, financial condition and results of operation.

A security breach of our data warehouse facilities could result in the misappropriation of our or our clients’ information, and may cause interruptions or malfunctions in our operations or the operations of our clients. As we and our data warehouse service provider commit to implementing effective security measures to safeguard our data warehouses, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. Security risks and deficiencies may also be identified in the course of government inspections, which could subject us to fines and other sanctions. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential clients, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, reputation, financial condition and results of operations.

Our subscription agreements for data warehouses could be terminated early and we may not be able to renew our existing leases on commercially acceptable terms or our rent or payment under the agreements could increase substantially in the future, which could materially and adversely affect our operations.

We enter into certain data warehouse subscription agreements with Tencent Cloud Computing (Beijing) Co., Ltd. for our data warehouses. Upon the expiration of such subscription agreements, we may not be able to renew these subscription agreements on commercially reasonable terms, if at all. Under certain subscription agreements, the data warehouse service provider may terminate the agreement by giving prior notice and paying default penalties to us. However, such default penalties may not be sufficient to cover our losses. Even though the data warehouse service provider for our data warehouses generally do not have the right of unilateral early termination unless they provide the required notice, the subscription agreements may nonetheless be terminated early if we are in material breach of the subscription agreements. We may assert claims for compensation against the data warehouse service provider if they elect to terminate a subscription agreement early and without due cause. Although there is no substantial barriers to renew subscription agreements we want to renew, and we do not believe that any of our subscription agreements will be terminated early in the future, there can be no assurance that the data warehouse service provider will not terminate any of our subscription agreements prior to its expiration date. If the data warehouse subscription agreements were terminated early prior to their expiration date, notwithstanding any compensation we may receive for early termination of such leases, or if we are not able to renew such subscription agreements, or if we are unable to find suitable alternative data warehouses in a timely manner, we may have to incur significant costs related to relocation of our data. Any relocation could also affect our ability to provide continuous uninterrupted services to our customers and harm our reputation. Furthermore, rent or payment under such leases in the future may increase substantially in the future. Any of the foregoing could have an adverse impact on our business and results of operations.

We may face claims of privacy infringement and other related claims, which could be time-consuming and costly to defend and may result in an adverse impact over our operations.

We cannot assure you that our operations or any aspects of our business do not or will not infringe upon or violate privacy rights owned or held by third parties. We may also be subject to legal or administrative proceedings and claims relating to privacy rights of third parties in the future. If we become liable to third parties for infringing upon their privacy rights, we could be required to pay a substantial damage award. We may also be subject to injunctions that prohibit us from using such data and require us to alter our processes or methodologies, which may not be technically or commercially feasible and may cause us to expend significant resources. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, could cause the diversion of management’s attention and resources away from the operations of our business and could damage our reputation.

Although we purchase data from our data suppliers, we cannot assure you that our use of such data will not be subject to infringement litigation or proceeding. A third party who claims the ownership over data we purchase from our data suppliers may impeding our ability to use the data. As of the date of this prospectus, we had not encountered any legal claims brought by third parties relating to infringement or violation of any privacy rights which may have a material adverse effect on us. However, there can be no assurance that third parties holding ownership over the data and privacy would not take actions against us alleging infringement of such rights or otherwise assert their rights.

We face risks related to natural disasters, health epidemics and other catastrophes, which could significantly disrupt our business, operations, liquidity and financial condition.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other local health epidemics in China and worldwide. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part of or all our operations. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to contain a disease outbreak, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any of these illness or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations.

Risks Relating to Doing Business in China

We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC.

The laws and regulations regarding value-added telecommunications services, or VATS, licenses in the PRC are relatively new and are still evolving, and their interpretation and enforcement involve significant uncertainties. Investment activities in the PRC by foreign investors are principally governed by the Industry Catalog Relating to Foreign Investment, or the Catalog. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not included in the Catalog are permitted industries. Industries such as VATS, including Internet data warehouse services, or IDC services, restrict foreign investment. Specifically, the Administrative Regulations on Foreign-Invested Telecommunications Enterprises restrict the ultimate capital contribution percentage held by foreign investor(s) in a foreign-invested VATS enterprise to 50% or less. Under the Telecommunications Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Administrative Measures for Telecommunications Business Operating License, which took effect on April 10, 2009 and was amended on September 1, 2017, set forth the types of licenses required to provide telecommunications services in China and the procedures and requirements for obtaining such licenses.

As of the date of this prospectus, we have obtained a Telecommunications Business License and a Telecommunication Network Number Utilization Resource Certificate for our 10086 hot-line center and are currently applying for an ICP license from the Chinese Ministry of Industry and Information Technology.

There can be no assurance that we will be able to maintain our existing licenses or permits necessary to provide our current IDC services in the PRC, renew any of them when their current term expires, or update existing licenses or obtain additional licenses necessary for our future business expansion. The failure to obtain, retain, renew or update any license or permit generally, and our IDC licenses in particular, could materially and adversely disrupt our business and future expansion plans.

In addition, if future PRC laws or regulations governing the VATS industry require that we obtain additional licenses or permits or update existing licenses in order to continue to provide our IDC services, there can be no assurance that we would be able to obtain such licenses or permits or update existing licenses in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

We may rely principally on dividends and other distributions on equity paid by our wholly foreign-owned entities, or WFOEs, to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOEs to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our WFOEs, which in turn relies on consulting and other fees paid to us by our variable interest entities, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOEs incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements our WFOEs currently have in place with our VIEs in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our WFOEs, as wholly foreign-owned enterprise in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprise, such as our WFOEs, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our WFOEs to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Adverse changes in China’s economic, political and social conditions, as well as laws and government policies, may materially and adversely affect our business, financial condition, results of operations and growth prospects.

We conduct businesses in the PRC, and therefore our financial conditions and results of operations are subject to influences from PRC’s economic, political and social conditions to a great extent. The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, control level of corruption, control of capital investment, reinvestment control of foreign exchange, allocation of resources, growth rate and development level. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

For approximately four decades, the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the PRC’s economic, political and social conditions and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations. In addition, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development. For example, the PRC government has in the past implemented a number of measures intended to slow down certain segments of the economy, including the real property industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on our business and financial condition.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

We conduct a substantial portion of business operations in the PRC, and our PRC subsidiaries and consolidated VIEs are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than that in more developed jurisdictions. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effects. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange, or SAFE, in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiaries of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options. Separately, SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. Our WFOEs have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare plans, open and register accounts for social insurance accounts and housing funds, and contribute in their own names to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where companies operate our businesses. The requirements of employee benefit contribution plans have not been implemented consistently by the local governments in China given the different levels of economic development in different geographical areas.

As of the date of this prospectus, certain of our PRC subsidiaries failed to open and register the accounts for social insurance and housing funds, and entrust third-party agencies to pay social insurance and housing provident fund for some of our employees. We may be required to make up the contributions for these welfare plans as well as late fees and fines. If we are subject to investigations or penalties related to non-compliance with labor laws, our business, financial condition and results of operations could be adversely affected.

The enforcement of the Labor Contract Law of the People’s Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

It may be difficult to effect service of process upon us, our directors or our executive officers that reside in China or to enforce any judgments obtained from non-PRC courts or bring actions against them or us in China.

Certain of our directors and most of our executive officers reside in China. In addition, most of our assets and those of our directors and executive officers are located in China. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions.

On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

Risk Relating to Being a Smaller Reporting and Foreign Private Issuer

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3.5 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for improving our existing business, working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In addition, while we have not entered into any agreements, commitments or understandings relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions, joint ventures and other strategic transactions.

We will not receive any proceeds from the sale of ADSs issuable upon exercise of the warrants unless and until such warrants are exercised. If the warrants are fully exercised for cash, we will receive additional proceeds of up to approximately $4 million.

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company registered in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. Any limitation on the ability of our PRC subsidiaries to pay dividends or other distributions to us and repay their debts to creditors could limit our ability to distribute profits to our shareholders and fulfill our repayment obligations and the PRC tax authorities’ heightened scrutiny over acquisition transactions may have a negative impact on our business operations or our acquisitions or the value of your investment in us.

If we pay any dividends, we will pay such dividends on the shares represented by ADSs to the depositary, and the depositary will pay such dividends to our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

DILUTION

If you invest in our ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and the adjusted net tangible book value per ADS of our ADSs after this offering.

Our net tangible book value on June 30, 2020 was approximately $1.93 million, or $0.14 per ADS. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our ADSs of approximately $4 million in this offering at an offering price of $1.55 per ADS, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $5.5 million, or approximately $0.34 per ADS. This represents an immediate increase in net tangible book value of $0.20 per ADS to our existing shareholders and an immediate decrease in net tangible book value of $0.06 per ADS to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per ADS	$1.55
Net tangible book value per ADS as of June 30, 2020	$0.14
Dilution in net tangible book value per ADS attributable to new investors	$0.06

Net tangible book value per ADS after giving effect to this offering	$0.34

Increase per ADS to existing investors	$0.2

The above discussion and table are based on 112,252,248 Class A Ordinary Shares and 23,207,511 Class B Ordinary Shares outstanding as of June 30, 2020 and exclude:

●	2,600,000 ADSs issuable to investors upon exercise of the warrants offered in this offering;

●	67,445,674 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on July 2, 2020.

●	53,580,020 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on August 27, 2020.

●	65,337,649 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on November 5, 2020.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional ordinary shares in the future, there may be further dilution.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis; and

●	on a pro forma, as adjusted basis to give effect to the issuance and sale of 2,600,000 ADSs at the offering price of $1.55 per ADS, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

●	The table does not include any potential proceeds from the exercise of warrants issued in the offering at an exercise price of $1.55 per ADS and any outstanding options granted to employees and consultants.

	June 30, 2020
	Actual	Pro Forma
	US$”000”	US$”000”
Equity
Class A Ordinary Shares	12	12
Class B Ordinary Shares	2	2
Additional paid-in capital	10,647	14,677
Accumulated other comprehensive income	7	7
Accumulated deficit	(8,733)	(9,222)
Non-controlling interests	-	-
Total equity	1,935	5,476
Total capitalization	1,935	5,476

The above discussion and table are based on 112,252,248 Class A Ordinary Shares and 23,207,511 Class B Ordinary Shares outstanding as of June 30, 2020 and exclude:

●	2,600,000 ADSs issuable to investors upon exercise of the warrants offered in this offering;

●	67,445,674 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on July 2, 2020.

●	53,580,020 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on August 27, 2020.

●	65,337,649 Class A Ordinary Shares issuable upon exercise of the warrants offered in a private placement closed on November 5, 2020.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 2,600,000 of our ADSs and warrants to purchase up to 2,600,000 of our ADSs pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares and ADSs are described under the caption “Description of Share Capital” and “Description of the American Depositary Shares” beginning on pages 19 and 26 of the accompanying prospectus, respectively.

The initial exercise price of the Warrants will be $1.55, subject to adjustments for stock splits, stock dividends, and similar events.

A holder may not exercise any of the Warrants, and the Company may not issue ADSs upon exercise of any of the Warrants if, after giving effect to the exercise, a holder together with its “attribution parties,” would beneficially own in excess of 4.99%, of the outstanding ADSs or Class A Ordinary Shares. At each holder’s option, the cap may be increased or decrease to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to the Company. Such increase or decrease in each holder’s cap will apply only to that holder and its “attribution parties,” and not to any other holder than is not an “attribution party” of such holder.

The Warrants will prohibit the Company from entering into transactions constituting a Fundamental Transaction (as defined in the Warrants) unless the successor entity assumes all of the Company’s obligations under the Warrants and the other transaction documents in a written agreement approved by the Required Holders (as defined in the Warrants). The definition of Fundamental Transactions includes, but is not limited to, mergers, a sale of all or substantially all of the Company’s assets, certain tender offers and other transactions that result in a change of control. Further, in connection with a Change of Control (as defined in the Warrants), upon request of a holder of a Warrant, the Company or the Successor Entity (as defined in the Warrants), as the case may be, shall exchange a Warrant for consideration equal to the Black Scholes Value (as defined in the Warrants) of such portion of such Warrant subject to exchange in cash. The definition of Change of Control is generally the same as the definition of Fundamental Transaction but excludes certain types of Fundamental Transactions.

The Warrants permit us to require the holders thereof to exercise all or any portion of such Warrants for cash at any time following issuance if the closing price of our ADSs equals or exceeds 300% of the initial exercise price (subject to adjustments for stock splits and similar transactions) for ten (10) consecutive trading days (the “Mandatory Exercise Measuring Period”). The mandatory exercise notice must be delivered no more than five (5) trading days following the last trading day in the Mandatory Exercise Measuring Period, and once delivered, such notice is irrevocable. For us to exercise our demand rights, (i) the ADSs must be trading on a Trading Market (which term includes the NYSE) and the ADSs underlying the Warrants must be listed for trading on the Trading Market; (ii) the issuance must not cause the holder to exceed the beneficial ownership limitations set forth in the Warrant or violate NYSE requirements; (iii) the holder must not be in possession of material nonpublic information; and (iv) for each trading day in the twenty (20) consecutive trading days before the Mandatory Exercise Date, the daily trading volume for our common stock must have exceeded 300,000 shares per day (subject to adjustment for stock splits and similar transactions).

PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to as the Placement Agent, has agreed to act as the exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling ADSs offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of ADSs, but has agreed to use its best efforts to arrange for the sale of all of the ADSs offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 2,600,000 ADSs and warrants to purchase up to 2,600,000 ADSs in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We entered into securities purchase agreements directly with investors on December 22, 2020, and we will only sell to investors who have entered into a securities purchase agreements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about December 24, 2020, subject to customary closing conditions.

We have agreed to pay the Placement Agent a fee equal to the sum of 7.0% of the aggregate purchase price paid by the investors placed by the Placement Agent. We have also agreed to reimburse the Placement Agent $5,000 for non-accountable expenses and up to $40,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per ordinary share and total cash Placement Agent’s fees we will pay to the Placement Agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ADSs offered hereby:

	Per ADS and Warrant	Total
Offering Price	$1.55	4,030,000
Placement Agent’s Fees	$0.1085	282,100
Proceeds, before expenses, to us	$1.4415	3,747,900

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.5 million.

Lock-up

We have agreed in the securities purchase agreements that we will not issue any ADSs or Class A ordinary shares (or ADSs or Class A ordinary shares equivalents) for a period of 90 days after the date of execution of the securities purchase agreement. In connection with this offering, each of our executive officers and directors and holders of 3% or more of our outstanding securities have agreed, subject to certain exceptions set forth in the lock-up agreements, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any ADSs or Class A ordinary shares, or any securities convertible into or exercisable or exchangeable for ADSs or Class A ordinary shares, for 90 days from the closing of this offering without the prior written consent of the Placement Agent.

Right of First Refusal

In the event the offering is consummated, we have agreed to grant the Placement Agent a right of first refusal for a period of eighteen (18) months from the closing of this offering, to act as lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 75.0% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during the such period by the Company or any subsidiary of the Company.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ordinary shares and warrants sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

The Placement Agent and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Listing

Our ADSs are listed on the NYSE under the symbol “SOS.”

LEGAL MATTERS

Certain legal matters governed by the laws of the Cayman Islands with respect to the validity of the offered securities will be passed upon for us by Maples and Calder (Hong Kong) LLP, Hong Kong. Certain legal matters governed by the laws of New York will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York. Loeb & Loeb LLP, New York, New York, is counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal years ended December 31, 2019 and 2018 have been audited by Shandong Haoxin Certified Public Accountants Co., Ltd., an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on June 15, 2020;

●	the Company’s Current Reports on Form 6-K, filed with the SEC on June 23, 2020, June 29, 2020, July 2, 2020, July 21, 2020, August 4, 2020, August 7, 2020, August 27, 2020, September 15, 2020, September 28, 2020, October 21, 2020, October 26, 2020, October 30, 2020 November 5, 2020 and November 16, 2020; and

●	the description of Ordinary Shares and ADSs incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38051) filed with the Commission on April 4, 2017, including any amendment and report subsequently filed for the purpose of updating that description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus supplement, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 8888, Jiudingfeng Building, 888 Changbaishan Road, Qingdao Area, China (Shandong) Pilot Free Trade Zone, People’s Republic of China, Attention: Yandai Wang, Chief Executive Officer, +86 0311-80910921.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.sosyun.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States or China courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

SOS Limited

$60,000,000

Class A Ordinary Shares,

Class A Ordinary Shares in the Form of American Depositary Shares,

Preferred Shares,

Preferred Shares in the Form of American Depositary Shares,

Debt Securities,

Warrants,

Units, and

Rights

We may, from time to time in one or more offerings, offer and sell up to $60,000,000 of any combination, together or separately, of Class A ordinary shares, par value US$0.0001 per share; Class A ordinary shares in the form of American Depositary Shares, or ADSs; preferred shares, par value US$0.0001 per share; preferred shares in the form of ADSs; debt securities; warrants; units; rights; or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or preferred shares or debt securities, the preferred shares may be convertible into or exchangeable for ordinary shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ADSs in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “SOS.” On November 16, 2020, the last reported sale price of our ADS on the NYSE, was $2.17 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NYSE or other securities exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $60,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document filed after the date of this prospectus and incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities are sold on a later date.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” or similar words refer to SOS Limited together with our subsidiaries.

COMMONLY USED DEFINED TERMS

●	“ADSs” refers to our American depositary shares, each of which represents ten (10) Class A ordinary shares;

●	“China,” “Chinese” and “PRC,” are references to the People’s Republic of China;

●	“Class A Ordinary Shares” refers to Class A ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“Class B Ordinary Shares” refers to Class B ordinary shares, par value US$0.0001 per share of SOS Limited;

●	“Inner Mongolia SOS” refers to Inner Mongolia SOS Insurance Agency Co., Ltd., a PRC company organized under the laws of PRC and a wholly-owned subsidiary of SOS Information;

●	“SOS Information” refers to SOS Information Technology Co., Ltd, a PRC company organized under the laws of PRC and a variable interest entity controlled by YBT;

●	SOS,” “SOS Ltd.,” “we,” “us,” “our,” “the Company” are references to the combined business of SOS Limited and its wholly-owned subsidiaries;

●	“Wei Bao Enterprise Consulting” refers to Wei Bao Enterprise Consulting Management (Shijiazhuang) Co., Ltd., a PRC company organized under the laws of PRC and a wholly-owned subsidiary of Yong Bao Two; and

●	“Yong Bao Two” or “YBT” refers to Yong Bao Two Limited, a British Virgin Islands company organized under the laws of British Virgin Islands and a wholly-owned subsidiary of SOS.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS

Our History

We were formed in Delaware on July 12, 2004 as China Risk Finance LLC. We began our credit analytics service provider business in 2001. We developed our proprietary, advanced technology over the past 18 years, during which our founders and management team advised many of China’s largest banks in analyzing consumer credit to issue over one hundred million credit cards to consumers. On April 28, 2017, our ADSs commenced trading on the NYSE under the symbol “XRF.” In May 2017, we completed our IPO in which we sold a total of 11,500,000 of our ADSs, each representing one Class A Ordinary Shares and listing of our ADSs on the NYSE. In the third quarter 2018, due to regulatory changes that made it cost-prohibitive, and in some ways very risky from the regulatory compliance perspective, to own and operate our legacy marketplace lending platform, we decided to cease the customer acquisition and loan facilitation at our legacy marketplace lending platform and started to transition our business to other industries.

On May 5, 2020, we entered into a set of agreements with YBT, the shareholders of YBT (the “YBT Shareholders”), eight individual investors introduced by YBT (collectively with the YBT Shareholders, the “Investors”) and True North Financial, LLC to acquire YBT, which controls its variable interest entity SOS Information. The transaction was consummated on May 15, 2020. As a result, we now own 100% of YBT, which controls its variable interest entity, SOS Information. The shares issued to the Investors were relied on exemption from registration in accordance with Regulation S and/or Rule 4(a)(2) under the Securities Act of 1933, as amended. Accordingly, we started our newly acquired data mining and targeted marketing services business through SOS Information.

On August 3, 2020, we entered into certain share purchase agreement (the “Disposition SPA”) with Hantu (Hangzhou) Asset Management Co., Ltd. (the “Purchaser”). Pursuant to the Disposition SPA, the Purchaser agreed to purchase CRF China Holding Co. Limited, a Hong Kong limited company, China Capital Financial LLC, a Delaware limited liability company, CRF China Limited, a British Virgin Islands company, CRF Technology LLC, a California limited liability company, and HML China LLC, a Delaware limited liability company (collectively, the “XRF Subsidiaries”) in exchange for cash consideration of $3.5 million. Upon the closing of the transaction (the “Disposition”) contemplated by the Disposition SPA, the Purchaser will become the sole shareholder of the XRF Subsidiaries and as a result, assume all assets and liabilities of all the subsidiaries and variable interest entities owned or controlled by the XRF Subsidiaries. The Disposition closed on August 6, 2020. As a result of the Disposition, we ceased our legacy peer-to-peer lending business and have since focused on becoming a leading high-technology services business with services including marketing data, technology and solutions for insurance companies and emergency rescue services in China. We also changed our trading symbol to “SOS.”

Business Overview

We provide a wide range of data mining and analysis services to our corporate and individual members, including providing marketing data, technology and solutions for insurance companies, emergency rescue services, and insurance product and health care information portal in China. Our mission is to make it easier, safer and more efficient for our clients to obtain and process the data of their target customers.

We primarily address the large unmet demand for marketing-related data for clients such as insurance companies, financial institutions, medical institutions, healthcare providers and other service providers in the emergency rescue services industry by creating a SOS cloud emergency rescue service software as a service (SaaS) platform.

Furthermore, we have also established a data warehouse with 120 million active customer records as of the date of this report. Our data collection covers a wide variety of sources and are mainly from offline third party purchases, online subscription, AI recognition and cold calls, which account for approximately 75%, 18% and 7% of our data inventory, respectively.

Our Products and Services

We currently focused on four product offerings, including insurance marketing, 10086 hot-line, bank card call center and SaaS services. Currently insurance marketing represents 96.2% of our total revenue, with 10086 hot-line, bankcard call center and SaaS individually accounting for 3.3%, 0.3% and 0.2% of our total revenue, respectively.

Insurance marketing

We purchase data from our suppliers, including Shandong Subao IT Ltd., Jiangxi Chacha IT Ltd. and Liaoning Tianzheng Ltd. With a stable supply of data, we use data mining and analytics technologies to find patterns and valuable data within the large amounts of data we collect. We then provide specific data point recommendations to our clients.

Our strong data mining capabilities lay a solid foundation for the solutions to our clients, which we believe differentiate us from many other competitors in the same market. We have an experienced team of data experts in this field and we have a well-established data infrastructure system, ranging from mining, to processing and distribution. SOS warehouses its data through a subscription to Tencent’s iCloud service.

Our main competitors include Jiutian Speed Rescue Technology Co., Ltd., which provides rescue services through operators and sells membership cards, and Beijing Yuanbao Technology Co., Ltd. and Beijing Yuanshanbao Technology Co., Ltd., which provide insurance marketing services.

We currently only possess an insurance agent license for operations within Inner Mongolia, China. As such, as of the date of this prospectus, our revenues are mainly generated through various insurance agents. We primarily work with two agents, Beijing Sense Time Information Technology Co., Ltd. (“BSIT”), which generates the majority of our insurance marketing revenues, as well as Beijing Ruijing Hengbao Insurance Agency Ltd.

Insurance companies such as People’s Insurance Company (Group) of China, Ltd. (“PICC”), or Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) will request shortlists from these insurance agents. The insurance agents will then subcontract the task to various vendors such as SOS Information, and SOS Information will collect raw data from third parties or from its own data warehouse and utilize its data mining and analytics technologies to process the data, creating a shortlist and selling it to the agents. The agents will then provide the list to insurance companies. We charge information service fee from these insurance agents based on the amount of insurance policy orders placed by insurance companies through these agents. Our service model is represented by the following diagram:

10086 Hot-line

SOS Information is contracted with China Mobile Limited as its outsourced service center and operates the 10086 hot-line for the Hebei Province, charging China Mobile by customer call-in time.

Bank Card Call Center

SOS Information operates a promotional center for Guangdong Bank of Development and charges by the number of successfully registered accounts.

SaaS service

The three major SaaS offerings by SOS Information are as follows:

●	basic cloud system (Medical Rescue Card, Auto Rescue Card, Financial Rescue Card and Life Rescue Card)

●	cooperative cloud system (information rescue center, intelligent big data, intelligent software and hardware)

●	information cloud system (Information Today and E-commerce Today)

SOS Information provides warehouse access to insurance companies, financial institution and medical institutions etc., and generates revenues through a monthly subscription fee.

The following diagram illustrates our current corporate structure:

Corporate Information

Our principal executive office is located at Room 8888, Jiudingfeng Building, 888 Changbaishan Road, Qingdao Area, China (Shandong) Pilot Free Trade Zone, People’s Republic of China. Our telephone number is +86 0311-80910921. We maintain a website at http://www.sosyun.com/ that contains information about our Company, though no information contained on our website is part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 20-F, filed on June 15, 2020, as supplemented and updated by subsequent current reports on Form 6-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 20-F, we want to disclose the additional risk factors below.

Risks Related to Our Newly Acquired Data Mining and Analysis Business

Development of data warehouses is capital intensive. We may not be able to generate sufficient capital or obtain additional capital to meet our future capital needs, on favorable terms or at all, which may lead to significant disruption to our business expansion and adversely affect our financial position.

Expanding and developing data warehouses and data mining capabilities are capital intensive. We are required to fund the costs of expanding and developing our data warehouses and data mining capacity with cash deriving from operations. There can be no assurance that our future revenues would be sufficient to offset increases in these costs, or that our business operations will generate capital sufficient to meet our anticipated capital requirements. If increase in our future revenues would not be sufficient to offset the increased costs, or we cannot generate sufficient capital to meet our anticipated capital requirements, our financial condition, business expansion and future prospects could be materially and adversely affected.

To fund our future growth, we may need to raise additional funds through equity or debt financing in the future in order to meet our operating and capital needs, which may not be available on favorable terms, or at all. If we raise additional funds through issuances of equity or equity-linked securities, our existing shareholders could suffer significant dilution in their ownership percentage of our company, and any new equity securities we issue could have rights, preferences, and privileges senior to those of holders of our ordinary shares. In addition, any debt financing that we may obtain in the future could have restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Our inability to obtain additional debt and/or equity financing or to generate sufficient cash from operations may require us to prioritize projects or curtail capital expenditures and could adversely affect our results of operations.

The market in which we participate is competitive. Failure to compete effectively may result in loss of our market share and a decrease in our revenues and profitability.

We compete with other wide range of data mining providers in the markets we participate. Some of our current and future competitors may have advantages over us, including greater name recognition, longer operating histories, pre-existing relationships with current or potential clients, significantly greater financial, marketing and other resources and more ready access to capital, all of which allow them to offer competitive prices and respond more quickly to new or changing opportunities. Many of these competitors own capabilities similar to ours in the same markets in which our business targets, or in markets where the cost to operate a data warehouse and data mining capacity is less than the costs to our operation. Many of our competitors and new entrants to the data mining market are developing additional data warehouses space and data mining capacity in the markets that we serve.

We face pricing pressure for our services. Prices for our services are affected by a variety of factors, including supply and demand conditions and pricing pressures from our competitors. A buildup of new data warehouse and data mining capacity or reduced demand for data warehouse services and data mining capacity could result in an oversupply of data warehouse space and data mining capacity in the markets where we operate. Excess data warehouse or data mining capacity could cause downward pricing pressure and limit the number of economically attractive markets that are available to us for expansion, which could negatively impact our business and results of operations. In addition, our competitors may offer services that are more competitively priced compared to ours. We may be required to lower our prices to remain competitive, which may decrease our margins and adversely affect our business prospects, financial condition and results of operations.

We will also face increased competition as we expand our operations, and our competitors in new markets we expand into may have more experience than us in operating in those markets. If we fail to compete effectively, our business, financial performance and prospects will be materially and adversely affected.

Our revenues are highly dependent on a limited number of major clients, and the loss of any such client or any other significant client, or the inability of any such client or any other significant client to make payments to us as due, could have a material adverse effect on our business, results of operations and financial condition.

We have in the past derived, and believe that we will continue to derive, a significant portion of our revenues from a limited number of clients. 96.2% of our revenues generated in six months ended June 30, 2020, are from insurance marketing business, which we highly rely on two key clients or agents to dispatch insurance data mining business to us from. Revenues from Beijing Sense Time Information Technology Co., Ltd. (“BSIT”) accounted for 90% and 96% of our total revenues in 2019 and for the six months ended June 30, 2020. Revenues from Beijing Ruijing Hengbao Insurance Agency Ltd. accounted for 4% and 2% of our total revenues in 2019 and for the six months ended June 30, 2020. No other client accounted for 10% or more of our total revenues in 2019 and for the six months ended June 30, 2020. As a data mining solution provider, we expect our revenues will continue to be highly dependent on a limited number of clients who account for a large percentage of our contractually committed capacity. If one or more of our significant clients fail to make payments to us or does not honor their contractual commitments, our revenues and results of operations would be materially and adversely affected. In addition, some contracts we entered into with our significant clients provide that they have early termination options if we breach the terms of contracts, subject to payment of liquidated damages. If any of our significant clients exercises any applicable early termination options or we are unable to renew our existing contracts with them on similar terms or at all, and we are unable to find new clients to utilize the space to be vacated in a timely manner or at the same fee levels, our results of operations will be adversely affected. For example, certain of our agreements with BSIT will expire in September, 2021, and we may not be able to renew them at favorable terms to us, or at all. As of the date of this prospectus, none of our clients have exercised their early termination options which we believe would have a material adverse effect on our business, results of operations and financial condition. However, we cannot provide any assurance that they will not do so in the future.

There are a number of factors that could cause us to lose major clients. Because many of our contracts involve services that are mission-critical to our clients, any failure by us to meet a client’s expectations could result in cancellation or non-renewal of the contract. Our contracts usually allow our clients or agents to terminate their contracts with us before the end of the contract period under certain specified circumstances, including our failure to deliver services as required under such agreements. In addition, our clients may decide to reduce spending on our services in response to a challenging economic environment or other factors, both internal and external, relating to their business such as corporate restructuring or changing their outsourcing strategy by moving more facilities in-house or outsourcing to other service providers. Some of our clients may choose to develop or expand their own data warehouse facilities and data mining capacities in the future, which may result in a decline in our existing or potential clients.

In addition, our reliance on any individual significant client may give that client a degree of pricing leverage against us when negotiating contracts and terms of services with us. The loss of any of our major clients, or a significant decrease in the extent of the services that they outsource to us or the level of prices we offer, could materially and adversely affect our financial condition and results of operations.

Any of our clients could experience a downturn in their business, which in turn could result in their inability or failure to make timely payments to us pursuant to their contracts with us. In the event of any client default, our liquidity could be adversely impacted and we may experience delays in enforcing our rights and may incur substantial costs in protecting our investment. These risks would be particularly significant if one of our major clients were to experience adverse effects to its business and defaults under their contracts with us. The inability of any significant client to meet its payment obligations could impact us negatively and significantly.

If we do not succeed in attracting new clients or agents for our services and/or growing revenues from existing clients or agents, our business and results of operation may be adversely affected.

We have been expanding our client base to cover more insurance companies and different types of insurance category. We are highly relying on our agents to dispatch data mining business of insurance company to us. Our ability to attract new clients, as well as our ability to grow revenues from our existing clients, depends on a number of factors, including our data warehouse capacity, our ability to offer high-quality services at competitive prices, the strength of our competitors and the capabilities of our client acquisition team to attract new clients. If we fail to attract new clients, we may not be able to grow our revenue as quickly as we anticipate or at all.

In addition, as our client base grows and diversifies into other types of insurance category, we may be unable to provide services that cater to their changing needs, which could result in client dissatisfaction, decreased overall demand for our services and loss of expected revenues. Moreover, our inability to meet client expectations may damage our reputation and could consequently limit our ability to retain existing clients and attract new clients, which would adversely affect our ability to generate revenues and negatively impact our results of operations.

Factors that adversely affect the industries in which our clients operate or information technology spending in these industries, particularly in the Internet and cloud service industries and insurance industries, may adversely affect our business.

Our clients are primarily technology companies in the Internet, cloud, software and other technology-based industries. The end-users of our data mining products are primarily large insurance companies in China. Our clients, some of whom have experienced rapid changes in their business, substantial price competition and pressures on their profitability, may request price reductions or decrease their demand for our data mining analysis, which could harm our financial performance. Furthermore, a decline in the technology industry or the demand for cloud-based services, or the desire of any of these companies, including our client and the end-user insurance companies, to outsource their data warehouse and data mining needs, could lead to a decrease in the demand for space in our data warehouses and data mining analysis business, which would have an adverse effect on our business and financial condition. We also are susceptible to adverse developments in the industries in which our clients operate, such as decreases in demand for their products or services, business layoffs or downsizing, industry slowdowns, relocations of businesses, costs of complying with government regulations or increased regulation and other factors. We also may be materially adversely affected by any downturns in the market for data warehouses and data mining due to, among other things, oversupply of or reduced demand for space or a slowdown in the technology industry. Also, a lack of demand for data warehouse space and data mining by enterprise clients could have a material adverse effect on our business, results of operations and financial condition. If any of these events happen, we may lose clients or have difficulties in selling our services, which would materially and adversely affect our business and results of operations.

We purchase a significant portion of our meta data from a small number of data suppliers. A significant disruption in any of such data suppliers could materially and adversely affect our business, results of operations and financial condition.

We purchase a significant portion of our raw data from a small number of data suppliers and a significant disruption to any single location could materially and adversely affect our operations. We highly rely on three data suppliers, Shandong Shubao IT Ltd., Jiangxi Chacha IT Ltd., and Liaoning Tianzheng Ltd. to provide large amounts of data that we need, in which we conducted data mining and data analysis. The occurrence of a catastrophic event, or a prolonged disruption in any of these data providers, could materially and adversely affect our operations.

If we do not succeed in maintaining business relationship with our data suppliers, our business and results of operation may be adversely affected.

We have been purchasing a significant portion of our raw data from a small number of data suppliers and termination of business relationship with them could materially and adversely affect our business. We are highly relying on our data suppliers to provide us large amounts of data that we need. Our business to conduct data mining analysis, as well as our ability to sell our insurance marketing information to our agents, depends on a number of factors, including a consistent and reliable data supply by our data suppliers. If we fail to maintain our business relationship with our data suppliers, or the costs of gaining data from our data suppliers increase, we may not be able to grow our revenue as quickly as we anticipate or at all.

If we are unable to adapt to new technologies or industry standards in a timely and cost-effective manner, our business, financial performance and prospects could be materially and adversely affected.

The markets for the data warehouses and data mining facilities we own and operate, as well as certain of the insurance industry in which our end-use clients operate, are characterized by rapidly changing technologies, evolving industry standards, and frequent new service introductions. As a result, the infrastructure at our data warehouses and data mining facilities may become obsolete or unmarketable due to demand for new processes and technologies, including new technology that permits higher levels of critical load and heat removal than our data warehouses are currently designed to provide. In addition, the systems that connect our data warehouses and data mining facilities to the Internet and other external networks may become outdated, including with respect to latency, reliability and diversity of connectivity. When clients demand new processes or technologies, we may not be able to upgrade our data warehouse facilities and data mining capacities on a cost-effective basis, or at all, due to, among other things, increased expenses to us that cannot be passed on to clients or insufficient revenues to fund the necessary capital expenditures. The obsolescence of our power and cooling systems and/or our inability to upgrade our data mining capacities, including associated connectivity, could reduce revenues at our data mining and analysis and could have a material adverse effect on us. To be successful, we must adapt to our rapidly changing market by continually improving the performance, features and reliability of our services and modifying our business strategies accordingly, which could cause us to incur substantial costs. We may not be able to adapt to changing technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business. If we are unable to purchase the hardware or obtain a license for the software that our services depend on, our business could be significantly and adversely affected.

Furthermore, potential future regulations that apply to industries we serve may require us, our data suppliers, or our clients to seek specific requirements from their data operations that we are unable to provide. If such regulations were adopted, we could lose clients or be unable to attract new clients in certain industries, which could have a material adverse effect on us.

In addition, new technologies or industry standards have the potential to replace or provide lower cost alternatives to our services. We focus primarily on providing data mining services and solutions through data warehouses. We cannot guarantee that we will be able to identify the emergence of all the new service alternatives successfully, modify our services accordingly, or develop and bring new services to market in a timely and cost-effective manner to address these changes. If and when we do identify the emergence of new service alternatives and introduce new services to market, those new services may need to be made available at lower profit margins than our then-current services. Failure to provide services to compete with new technologies or the obsolescence of our services could lead us to lose current and potential clients or could cause us to incur substantial costs, which would harm our operating results and financial condition. Our introduction of new alternative services that have lower price points than our current offerings may also result in our existing clients switching to the lower cost products, which could reduce our revenues and have a material adverse effect on our results of operation.

Any significant or prolonged failure in the data warehouse facilities and data mining facilities we operate or services we provide, including events beyond our control, would lead to significant costs and disruptions and would reduce the attractiveness of our facilities, harm our business reputation and have a material adverse effect on our results of operation.

The data warehouse facilities and data mining facilities we operate are subject to failure. Any significant or prolonged failure in any data warehouse and data mining facilities we operate or services that we provide, including a breakdown in critical plant, equipment or services, such as the generators, backup batteries, routers, switches, or other equipment, power supplies, or network connectivity, whether or not within our control, could result in service interruptions and data losses for our clients as well as equipment damage, which could significantly disrupt the normal business operations of our clients and harm our reputation and reduce our revenues. Any failure or downtime in one of the data warehouse and data mining facilities that we operate could affect many of our clients. The total destruction or severe impairment of any of the data warehouse and data mining facilities we operate could result in significant downtime of our services and catastrophic loss of client data. Since our ability to attract and retain clients depends on our ability to provide highly reliable service, even minor interruptions in our service could harm our reputation and cause us to incur financial penalties. The services we provide are subject to failures resulting from numerous factors, including, but not limited to, human error or accident, natural disasters and security breaches, whether accidental or willful.

We may in the future experience interruptions in service, power outages and other technical failures or be otherwise unable to satisfy the requirements of the agreements we have with clients for reasons outside of our control. As our services are critical to many of our clients’ business operations, any significant or prolonged disruption in our services could result in lost profits or other indirect or consequential damages to our clients and subject us to lawsuits brought by the clients for potentially substantial damages. Furthermore, these interruptions in service, regardless of whether they result in breaches of the agreements we have with clients, may negatively affect our relationships with clients and lead to clients terminating their agreements with us or seeking damages from us or other compensatory actions. We have taken and continue to take steps to improve our infrastructure to prevent service interruptions and satisfy the requirements of the agreements we have with clients, including upgrading our electrical and mechanical infrastructure and sourcing, designing the best facilities possible and implementing rigorous operational procedures to maintenance programs to manage risk. Service interruptions continue to be a significant risk for us and could affect our reputation, damage our relationships with clients and materially and adversely affect our business. Any breaches of the agreements we have with clients will damage our relationships with clients and materially and adversely affect our business.

Security breaches or alleged security breaches of our data warehouses could disrupt our operations and have a material adverse effect on our business, financial condition and results of operation.

A security breach of our data warehouse facilities could result in the misappropriation of our or our clients’ information, and may cause interruptions or malfunctions in our operations or the operations of our clients. As we and our data warehouse service provider commit to implementing effective security measures to safeguard our data warehouses, such a compromise could be particularly harmful to our brand and reputation. We may be required to expend significant capital and resources to protect against such threats or to alleviate problems caused by breaches in security. Security risks and deficiencies may also be identified in the course of government inspections, which could subject us to fines and other sanctions. As techniques used to breach security change frequently and are often not recognized until launched against a target, we may not be able to implement new security measures in a timely manner or, if and when implemented, we may not be certain whether these measures could be circumvented. Any breaches that may occur could expose us to increased risk of lawsuits, regulatory penalties, loss of existing or potential clients, harm to our reputation and increases in our security costs, which could have a material adverse effect on our financial condition and results of operations.

In addition, any assertions of alleged security breaches or systems failure made against us, whether true or not, could harm our reputation, cause us to incur substantial legal fees and have a material adverse effect on our business, reputation, financial condition and results of operations.

Our subscription agreements for data warehouses could be terminated early and we may not be able to renew our existing leases on commercially acceptable terms or our rent or payment under the agreements could increase substantially in the future, which could materially and adversely affect our operations.

We enter into certain data warehouse subscription agreements with Tencent Cloud Computing (Beijing) Co., Ltd. for our data warehouses. Upon the expiration of such subscription agreements, we may not be able to renew these subscription agreements on commercially reasonable terms, if at all. Under certain subscription agreements, the data warehouse service provider may terminate the agreement by giving prior notice and paying default penalties to us. However, such default penalties may not be sufficient to cover our losses. Even though the data warehouse service provider for our data warehouses generally do not have the right of unilateral early termination unless they provide the required notice, the subscription agreements may nonetheless be terminated early if we are in material breach of the subscription agreements. We may assert claims for compensation against the data warehouse service provider if they elect to terminate a subscription agreement early and without due cause. Although there is no substantial barriers to renew subscription agreements we want to renew, and we do not believe that any of our subscription agreements will be terminated early in the future, there can be no assurance that the data warehouse service provider will not terminate any of our subscription agreements prior to its expiration date. If the data warehouse subscription agreements were terminated early prior to their expiration date, notwithstanding any compensation we may receive for early termination of such leases, or if we are not able to renew such subscription agreements, or if we are unable to find suitable alternative data warehouses in a timely manner, we may have to incur significant costs related to relocation of our data. Any relocation could also affect our ability to provide continuous uninterrupted services to our customers and harm our reputation. Furthermore, rent or payment under such leases in the future may increase substantially in the future. Any of the foregoing could have an adverse impact on our business and results of operations.

We may face claims of privacy infringement and other related claims, which could be time-consuming and costly to defend and may result in an adverse impact over our operations.

We cannot assure you that our operations or any aspects of our business do not or will not infringe upon or violate privacy rights owned or held by third parties. We may also be subject to legal or administrative proceedings and claims relating to privacy rights of third parties in the future. If we become liable to third parties for infringing upon their privacy rights, we could be required to pay a substantial damage award. We may also be subject to injunctions that prohibit us from using such data and require us to alter our processes or methodologies, which may not be technically or commercially feasible and may cause us to expend significant resources. Any claims or litigation in this area, whether we ultimately win or lose, could be time-consuming and costly, could cause the diversion of management’s attention and resources away from the operations of our business and could damage our reputation.

Although we purchase data from our data suppliers, we cannot assure you that our use of such data will not be subject to infringement litigation or proceeding. A third party who claims the ownership over data we purchase from our data suppliers may impeding our ability to use the data. As of the date of this prospectus, we had not encountered any legal claims brought by third parties relating to infringement or violation of any privacy rights which may have a material adverse effect on us. However, there can be no assurance that third parties holding ownership over the data and privacy would not take actions against us alleging infringement of such rights or otherwise assert their rights.

We face risks related to natural disasters, health epidemics and other catastrophes, which could significantly disrupt our business, operations, liquidity and financial condition.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, COVID-19 or other local health epidemics in China and worldwide. If any of our employees is suspected of having contracted any contagious disease, we may under certain circumstances be required to quarantine such employees and the affected areas of our premises. As a result, we may have to temporarily suspend part of or all our operations. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to contain a disease outbreak, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any of these illness or other adverse public health developments in China or elsewhere in the world could have a material adverse effect on our business operations.

Risks Relating to Doing Business in China

We may fail to obtain, maintain and update licenses and permits necessary to conduct our operations in the PRC, and our business may be materially and adversely affected as a result of any changes in the laws and regulations governing the VATS industry in the PRC.

The laws and regulations regarding value-added telecommunications services, or VATS, licenses in the PRC are relatively new and are still evolving, and their interpretation and enforcement involve significant uncertainties. Investment activities in the PRC by foreign investors are principally governed by the Industry Catalog Relating to Foreign Investment, or the Catalog. The Catalog divides industries into three categories: encouraged, restricted and prohibited. Industries not included in the Catalog are permitted industries. Industries such as VATS, including Internet data warehouse services, or IDC services, restrict foreign investment. Specifically, the Administrative Regulations on Foreign-Invested Telecommunications Enterprises restrict the ultimate capital contribution percentage held by foreign investor(s) in a foreign-invested VATS enterprise to 50% or less. Under the Telecommunications Regulations, telecommunications service providers are required to procure operating licenses prior to their commencement of operations. The Administrative Measures for Telecommunications Business Operating License, which took effect on April 10, 2009 and was amended on September 1, 2017, set forth the types of licenses required to provide telecommunications services in China and the procedures and requirements for obtaining such licenses.

As of the date of this prospectus, we have obtained a Telecommunications Business License and a Telecommunication Network Number Utilization Resource Certificate for our 10086 hot-line center and are currently applying for an ICP license from the Chinese Ministry of Industry and Information Technology.

There can be no assurance that we will be able to maintain our existing licenses or permits necessary to provide our current IDC services in the PRC, renew any of them when their current term expires, or update existing licenses or obtain additional licenses necessary for our future business expansion. The failure to obtain, retain, renew or update any license or permit generally, and our IDC licenses in particular, could materially and adversely disrupt our business and future expansion plans.

In addition, if future PRC laws or regulations governing the VATS industry require that we obtain additional licenses or permits or update existing licenses in order to continue to provide our IDC services, there can be no assurance that we would be able to obtain such licenses or permits or update existing licenses in a timely fashion, or at all. If any of these situations occur, our business, financial condition and prospects would be materially and adversely affected.

We may rely principally on dividends and other distributions on equity paid by our wholly foreign-owned entities, or WFOEs, to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOEs to pay dividends to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we may rely principally on dividends and other distributions on equity paid by our WFOEs, which in turn relies on consulting and other fees paid to us by our variable interest entities, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our WFOEs incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements our WFOEs currently have in place with our VIEs in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our WFOEs, as wholly foreign-owned enterprise in the PRC, may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprise, such as our WFOEs, is required to set aside at least 10% of its accumulated after-tax profits after making up the previous year’s accumulated losses each year, if any, to fund statutory reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. It may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary reserve funds according to its shareholder’s decision. These statutory reserve funds and discretionary reserve funds are not distributable as cash dividends.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that withholding tax rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Any limitation on the ability of our WFOEs to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Adverse changes in China’s economic, political and social conditions, as well as laws and government policies, may materially and adversely affect our business, financial condition, results of operations and growth prospects.

We conduct businesses in the PRC, and therefore our financial conditions and results of operations are subject to influences from PRC’s economic, political and social conditions to a great extent. The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, control level of corruption, control of capital investment, reinvestment control of foreign exchange, allocation of resources, growth rate and development level. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

For approximately four decades, the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the PRC’s economic, political and social conditions and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations. In addition, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development. For example, the PRC government has in the past implemented a number of measures intended to slow down certain segments of the economy, including the real property industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on our business and financial condition.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

We conduct a substantial portion of business operations in the PRC, and our PRC subsidiaries and consolidated VIEs are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. The PRC legal system is evolving rapidly, and the interpretation of many laws, regulations and rules may contain inconsistencies and enforcement of these laws, regulations and rules involves uncertainties.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC judicial and administrative authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to predict the outcome of a judicial or administrative proceeding than that in more developed jurisdictions. Furthermore, the PRC legal system is based, in part, on government policies and internal rules, some of which are not published in a timely manner, or at all, but which may have retroactive effects. As a result, we may not always be aware of any potential violation of these policies and rules. Such unpredictability towards our contractual, property (including intellectual property) and procedural rights could adversely affect our business and impede our ability to continue our operations.

Failure to comply with PRC regulations regarding the registration requirements for employee share ownership plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the State Administration of Foreign Exchange, or SAFE, in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiaries of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options. Separately, SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China and limit these subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

In addition, the State Administration of Taxation, or the SAT has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. Our WFOEs have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare plans, open and register accounts for social insurance accounts and housing funds, and contribute in their own names to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of employees up to a maximum amount specified by the local government from time to time at locations where companies operate our businesses. The requirements of employee benefit contribution plans have not been implemented consistently by the local governments in China given the different levels of economic development in different geographical areas.

As of the date of this prospectus, certain of our PRC subsidiaries failed to open and register the accounts for social insurance and housing funds, and entrust third-party agencies to pay social insurance and housing provident fund for some of our employees. We may be required to make up the contributions for these welfare plans as well as late fees and fines. If we are subject to investigations or penalties related to non-compliance with labor laws, our business, financial condition and results of operations could be adversely affected.

The enforcement of the Labor Contract Law of the People’s Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

On June 29, 2007, the Standing Committee of the National People’s Congress of China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to effect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

It may be difficult to effect service of process upon us, our directors or our executive officers that reside in China or to enforce any judgments obtained from non-PRC courts or bring actions against them or us in China.

Certain of our directors and most of our executive officers reside in China. In addition, most of our assets and those of our directors and executive officers are located in China. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions.

On July 14, 2006, the Supreme People’s Court of China and the Government of the Hong Kong Special Administrative Region signed an Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters, or the 2006 Arrangement. Under such arrangement, where any designated People’s Court or any designated Hong Kong court has made an enforceable final judgment requiring payment of money in a civil and commercial case pursuant to a choice of court agreement, any party concerned may apply to the relevant People’s Court or Hong Kong court for recognition and enforcement of the judgment. On January 18, 2019, the Supreme Court of the People’s Republic of China and the Department of Justice under the Government of the Hong Kong Special Administrative Region signed the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the 2019 Arrangement. The 2019 Arrangement, for the reciprocal recognition and enforcement of judgments in civil and commercial matters between the courts in mainland China and those in the Hong Kong Special Administrative Region, stipulates the scope and particulars of judgments, the procedures and ways of the application for recognition or enforcement, the review of the jurisdiction of the court that issued the original judgment, the circumstances where the recognition and enforcement of a judgment shall be refused, and the approaches towards remedies, among others. After a judicial interpretation has been promulgated by the Supreme People’s Court and the relevant procedures have been completed by the Hong Kong Special Administrative Region, both sides shall announce a date on which the 2019 Arrangement shall come into effect. The 2019 Arrangement shall apply to any judgment made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply. Although the 2019 Arrangement has been signed, its effective date has yet to be announced. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

Risk Relating to Being a Smaller Reporting and Foreign Private Issuer

Because we are a smaller reporting company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NYSE, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NYSE;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our ordinary shares;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our ADSs, whether by us or our shareholders, could cause our share price to decline

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our ADSs in the public market, the trading price of our ADSs could decline significantly. Similarly, the perception in the public market that our shareholders might sell of our ADSs could also depress the market price of our ADSs. A decline in the price of our ADSs might impede our ability to raise capital through the issuance of additional of our ADSs or other equity securities. In addition, the issuance and sale by us of additional of our ADSs or securities convertible into or exercisable for our ADSs, or the perception that we will issue such securities, could reduce the trading price for our ADSs as well as make future sales of equity securities by us less attractive or not feasible. The sale of ADSs issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Securities analysts may not cover our Ordinary Shares or ADSs and this may have a negative impact on the market price of our ordinary shares

The trading market for our ADSs will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ADSs would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ADSs, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ADSs could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances

We may in the future issue additional of our ADSs or other securities convertible into or exchangeable for of our ADSs. We cannot assure you that we will be able to sell of our ADSs or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional of our ADSs or other securities convertible into or exchangeable for our ADSs in future transactions may be higher or lower than the price per share in this offering.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus to fund the development and commercialization of our projects and the growth of our business, primarily working capital, and for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company, although we have no current commitments or agreements with respect to any such transactions as of the date of this prospectus. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. If a material part of the net proceeds is to be used to repay indebtedness, we will set forth the interest rate and maturity of such indebtedness in a prospectus supplement. Pending use of the net proceeds will be deposited in interest bearing bank accounts.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our fifth Amended and Restated Memorandum and Articles of Association (“M&A”) and by the applicable provisions of Cayman Islands law.

Our authorized share capital is US$500,000 divided into 5,000,000,000 shares with a par value of US$0.0001 each (the “Ordinary Shares”), comprised of (1) 4,900,000,000 Class A Ordinary Shares with a par value of $0.0001 each, and (2) 100,000,000 Class B Ordinary Shares with a par value of $0.0001 each. Our directors may, in their absolute discretion and without the approval of our shareholders, create and designate out of the unissued shares of our company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as our directors may determine.

The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our M&A, which have been filed previously with the SEC, and applicable provisions of Cayman Islands law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $60,000,000 in the aggregate of:

●	Class A Ordinary Shares, represented by ADS;

●	preferred shares;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into Ordinary Shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into Ordinary Shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the Ordinary Shares and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of the date of this prospectus, there are 301,616,985 Class A Ordinary Shares and 24,468,652 Class B Ordinary Shares issued and outstanding, held of record by approximately 321 and 16 shareholders, respectively. We have never paid dividends on our Ordinary Shares. While any future dividends will be determined by our directors after consideration of the earnings, financial condition, and other relevant factors, it is currently expected that available cash resources will be utilized in connection with our ongoing operations.

Each outstanding Class A Ordinary Share entitles the holder thereof to one vote per share on all matters. Each outstanding Class B Ordinary Share entitles the holder thereof to ten (10) votes per share on all matters. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote for shareholders’ consent. Our M&A provides that elections for directors shall be by an ordinary resolution of our shareholders, which requires a simple majority of votes cast at a general meeting of our shareholders, or a written resolution approved in writing by two-thirds of our shareholders entitled to vote at a general meeting. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Ordinary Shares. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred shareholders, if any, our assets available for distribution will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

The holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors (the “Board”). The Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

General.  All of our issued and outstanding Ordinary Shares are fully paid and non-assessable.  Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members.  Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.  Under our M&A, we may issue only non-negotiable shares and may not issue bearer or negotiable shares.

Dividends.  The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors.  In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors.  Under Cayman Islands law, dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, provided that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares.  Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Each Class B Ordinary Share is convertible into one Class A Ordinary Share at any time by the holder thereof.  In addition, (i) each Class B Ordinary Shares shall automatically and immediately be converted into one Class A Ordinary Share if at any time the total number of the issued and outstanding Class B ordinary shares in aggregate is less than 5% of the total number of Class B ordinary shares of our company issued and outstanding immediately following the the Company’s initial public offering, and (ii) upon any sale, transfer, assignment or disposition of any Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate (as defined in our M&A) of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares.  Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances.

Voting Rights.  Holders of our Ordinary Shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.  In respect of matters requiring shareholders’ vote, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten (10) votes. At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a resolution in writing, the approval of two-thirds of our shareholders entitled to vote at a general meeting of our company), while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting (or if passed as a written resolution, the approval of all of our shareholders entitled to vote at a general meeting of our company).  A special resolution is required for important matters such as a change of name or any amendment to our M&A.  Holders of our Ordinary Shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating all or any of our share capital into shares of larger amount than our existing shares, sub-dividing our shares or any of them into shares of an amount smaller than that fixed by our M&A, and cancelling any unissued shares.

General Meetings of Shareholders and Shareholder Proposals.  As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings.  Our M&A provides that we may, but are not obliged to, in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by our board of directors.  Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders.  A quorum required for a general meeting of shareholders consists of one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold shares which represent, in aggregate, not less than one-third of the votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting.  However, these rights may be provided in a company’s articles of association.  Our M&A allows any of our shareholders holding in aggregate not less than two-thirds of the aggregate number of votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our M&A does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Shares.  Subject to the restrictions of our M&A set out below, as applicable, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in writing and in such usual or common form or such other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without assigning any reason, refuse to register any transfer of any ordinary share which is not fully paid up or upon which our company has a lien.  Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the NYSE may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.  The registration of transfers may, on fourteen (14) days’ notice being given by advertisement in an appointed newspaper or any other newspapers or by any other means in accordance with the requirements of the NYSE to that effect, be suspended at such times and for such periods (not exceeding in the whole thirty (30) calendar days in any year) as our directors may determine.

Liquidation.  On a winding up of our company, if the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed among our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.  If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares.  Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment.  The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Purchase and Surrender of Shares.  We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as our board of directors, before the issue of such shares, or our shareholders by special resolution may determine.  We may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association.  Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business.  In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation.  In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.  If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares may be varied or abrogated either with the written consent of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.  Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records.  However, at the discretion of our board of directors, we intend to provide our shareholders with annual audited financial statements.

Changes in Capital.  Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate or divide all or any of our share capital into shares of a larger or smaller amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of as amount smaller than that fixed by our memorandum; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may, by special resolution and subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital and any capital redemption reserve in any manner authorized by law.

Issuance of Additional Shares.  Our M&A authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares.

Our M&A authorizes our board of directors to establish from time to time one or more series of convertible redeemable preferred shares and to determine, with respect to any series of convertible redeemable preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of convertible redeemable preferred shares may be used as an anti-takeover device without further action on the part of the shareholders.  Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions.  Some provisions of M&A may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our M&A for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.  We are an exempted company with limited liability under the Companies Law.  The Companies Law distinguishes between ordinary resident companies and exempted companies.  Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company.  The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Preferred Shares

The Board is empowered to allot, issue, and dispose of shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form), to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine. The Board may, without the approval of the shareholders, create and designate out of the unissued shares of the Company (including unissued Class A Ordinary Shares) one or more classes or series of preferred shares, comprising such number of preferred shares, and having such designations, powers, preferences, privileges and other rights, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, as the Board may determine in their sole and absolute discretion.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred shares will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our Ordinary Shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our Ordinary Shares or adversely affect the rights and power, including voting rights, of the holders of our Ordinary Shares without any further vote or action by the stockholders. The rights of holders of our Ordinary Shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

Citibank, N.A. as Depositary, will register and deliver ADSs. Each ADS represents ten (10) Class A Ordinary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs may be represented by certificates that are commonly known as American Depositary Receipts or ADRs. The Depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located 10/F, Harbour Front (II), 22, Tak Fung Street, Hung Hom, Kowloon, Hong Kong.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, ten Class A ordinary shares that are on deposit with the Depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the Depositary may agree to change the ADS-to-share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the Depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the Depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The Depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the Depositary, and the Depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the Depositary. As an ADS holder, you appoint the Depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A Ordinary Shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The Depositary will hold on your behalf the shareholder rights attached to the Class A Ordinary Shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A Ordinary Shares represented by your ADSs through the Depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the Depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the Depositary, which is commonly referred to as the direct registration system or DRS. The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the Depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the Depositary to the holders of the ADSs. The direct registration system includes automated transfers between the Depositary and The Depository Trust Company, or the DTC, the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A Ordinary Shares in the name of the Depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the Depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Class A Ordinary Shares. The Depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the Depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The Depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The Depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the Depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class A Ordinary Shares

Whenever we make a free distribution of Class A Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the Depositary will either distribute to holders new ADSs representing the Class A Ordinary Shares deposited or modify the ADS-to-share ratio, in which case each ADS you hold will represent rights and interests in the additional Class A Ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-share ratio upon a distribution of Class A Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new Class A Ordinary Shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the Class A Ordinary Shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to purchase additional Class A Ordinary Shares, we will give prior notice to the Depositary and we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The Depositary will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new Class A Ordinary Shares other than in the form of ADSs.

The Depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the Depositary; or

●	It is not reasonably practicable to distribute the rights.

The Depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the Depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional Class A Ordinary Shares, we will give prior notice thereof to the Depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable.

The Depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A Ordinary Shares or rights to purchase additional Class A Ordinary Shares, we will notify the Depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the Depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the Depositary may sell all or a portion of the property received.

The Depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the Depositary; or

●	The Depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the Depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the Depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the Class A Ordinary Shares being redeemed against payment of the applicable redemption price. The Depositary will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the Depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the Depositary may determine.

Changes Affecting Class A Ordinary Shares

The Class A Ordinary Shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of our company.

If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the Class A Ordinary Shares held on deposit. The Depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class A ordinary shares. If the Depositary may not lawfully distribute such property to you, the Depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the Depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the Depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the Depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying Class A Ordinary Shares at the custodian’s offices. Your ability to withdraw the Class A Ordinary Shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A Ordinary Shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A Ordinary Shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A Ordinary Shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A Ordinary Shares or ADSs are closed, or (ii) Class A Ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the Class A Ordinary Shares represented by your ADSs. The voting rights of holders of Class A Ordinary Shares are described in “Description of Share Capital.”

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the Depositary to exercise the voting rights of the securities represented by ADSs.

If the Depositary timely receives voting instructions from a holder of ADSs, it will endeavor to cause the Class A Ordinary Shares on deposit to be voted in accordance with the voting instructions received from holders of ADSs. Class A Ordinary Shares in respect of which no timely voting instructions have been received from ADS holders will not be voted.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
● Issuance of ADSs (i.e., an issuance of ADS upon a deposit of Class A ordinary shares or upon a change in the ADS-to-share ratio), excluding ADS issuances as a result of distributions of Class A ordinary shares	Up to U.S. 5¢ per ADS issued

● Cancellation of ADSs (i.e., a cancellation of ADSs for delivery of deposited property or upon a change in the ADS-to-share ratio)	Up to U.S. 5¢ per ADS cancelled

● Distribution of cash dividends or other cash distributions (i.e., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

● Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

● Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., upon a spin-off)	Up to U.S. 5¢ per ADS held

● ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the Depositary

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A Ordinary Shares on the share register and applicable to transfers of Class A Ordinary Shares to or from the name of the custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

●	the fees and expenses incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A Ordinary Shares, ADSs and ADRs; and

●	the fees and expenses incurred by the Depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the Depositary fees, the Depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the Depositary fees from any distribution to be made to the ADS holder. Certain of the depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the Depositary. You will receive prior notice of such changes. The Depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the Depositary agree from time to time.

Amendments and Termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A Ordinary Shares represented by your ADSs (except as permitted by law).

We have the right to direct the Depositary to terminate the deposit agreement. Similarly, the Depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the Depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the Depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the Depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the Depositary may make available to owners of ADSs a means to withdraw the Class A Ordinary Shares represented by ADSs and to direct the Depositary of such shares into an unsponsored American depositary share program established by the Depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the Depositary’s obligations to you. Please note the following:

●	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

The Depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A Ordinary Shares, for any tax consequences that result from the ownership of ADSs, for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

●	We and the Depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of incorporation or in any provisions of or governing the securities on deposit.

●	We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Class A Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A Ordinary Shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

Subject to the terms and conditions of the deposit agreement, the Depositary may issue to broker/dealers ADSs before receiving a deposit of Class A Ordinary Shares or release Class A ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as “pre-release transactions,” and are entered into between the Depositary and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The Depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the custodian proof of taxpayer status and residence and such other information as the Depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A Ordinary Shares (including Class A Ordinary Shares represented by ADSs) is governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture.

Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Shares, preferred shares or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ADSs or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ADSs or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ADSs or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of ADSs or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ADSs or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, there are 186,363,343 outstanding warrants to purchase Class A Ordinary Shares.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital - Ordinary Shares and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Ordinary Shares, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Ordinary Shares is SMP Partners (Cayman) Limited, located in Cayman Islands. Their mailing address is 42/F, One Taikoo Place, Taikoo Place, 979 King’s Road, Quarry Bay, Hong Kong.

New York Stock Exchange Listing

Our ADSs are listed on the NYSE under the symbol “SOS.”

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our ADSs, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Hunter Taubman Fischer & Li LLC to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP to the extent governed by the laws of the Cayman Islands. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended December 31, 2019 have been audited by Shandong Haoxin Certified Public Accountants Co., Ltd. as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

FINANCIAL INFORMATION

The financial statements for the year ended December 31, 2019 and 2018 are included in our Annual Report on Form 20-F, which are incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(1)	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on June 15, 2020;

(2)	the Company’s Current Reports on Form 6-K, filed with the SEC on June 23, 2020, June 29, 2020, July 2, 2020, July 21, 2020, August 4, 2020, August 7, 2020, August 27, 2020, September 15, 2020, September 28, 2020, October 21, 2020, October 26, 2020, October 30, 2020 and November 5, 2020; and

(3)	the description of Ordinary Shares and ADSs incorporated by reference in our registration statement on Form 8-A, as amended (File No. 001-38051) filed with the Commission on April 4, 2017, including any amendment and report subsequently filed for the purpose of updating that description; and

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 6-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 6-K, or portions thereof, furnished under Form 6-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 6-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Room 8888, Jiudingfeng Building, 888 Changbaishan Road, Qingdao Area, China (Shandong) Pilot Free Trade Zone, People’s Republic of China, Attention: Yandai Wang, +86 0311-80910921.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at http://www.sosyun.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in China. In addition, some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

According to our local Cayman Islands’ counsel, there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. The courts of the Cayman Islands in the past determined that disgorgement proceedings brought at the instance of the Securities and Exchange Commission are penal or punitive in nature and such judgments would not be enforceable in the Cayman Islands. Other civil liability provisions of the securities laws may be characterized as remedial, and therefore enforceable but the Cayman Islands’ Courts have not yet ruled in this regard. Our Cayman Islands’ counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands.

As of the date hereof, no treaty or other form of reciprocity exists between the Cayman Islands governing the recognition and enforcement of judgments.

Cayman Islands’ counsel further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdictions will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty, and (5) was not obtained in a manner and is of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

2,600,000 American Depositary Shares

Representing 26,000,000 Class A Ordinary Shares and

Warrants to Purchase up to 2,600,000 American Depositary Shares

Representing Warrants to Purchase up to 26,000,000 Class A Ordinary Shares

SOS LIMITED

Prospectus Supplement

Maxim Group LLC

December 22, 2020